UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

GROUPON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35335	27-0903295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 400 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 676-5773

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2014, Groupon, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) pursuant to which LivingSocial, Inc. (the “Selling Stockholder”), a stockholder of the Company, has agreed to sell to Morgan Stanley & Co. LLC, as the sole underwriter, an aggregate of 13,825,283 shares of Class A Common Stock of the Company (the “Shares”), at a public offering price of $11.80 per share. The Company did not receive any proceeds from the sale of the Shares in this offering. The Selling Stockholder received the Shares on January 2, 2014 in connection with the previously reported acquisition by the Company of all of the issued and outstanding share capital of Living Social Korea, Inc., the holding company of Ticket Monster Inc. The Underwriting Agreement contains customary representations, warranties, covenants and indemnification provisions. The Shares will be sold pursuant to an automatically effective registration statement on Form S-3ASR (File No. 333-193164) filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2014 relating to the public offering from time to time of the Shares pursuant to Rule 415 of the Securities Act of 1933, a preliminary prospectus supplement dated January 6, 2014 and a related final prospectus supplement dated January 7, 2014. The closing of the offering and delivery of the Shares are expected to take place on January 10, 2014, subject to the satisfaction of customary closing conditions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 7, 2014, by and among Groupon, Inc., LivingSocial, Inc. and Morgan Stanley & Co. LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: January 7, 2014	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 7, 2014, by and among Groupon, Inc., LivingSocial, Inc. and Morgan Stanley & Co. LLC.